UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

RAND WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

161 Worcester Road, Suite 401, Framingham, Massachusetts 01701

(Address of principal executive offices, including zip code)

(508) 663-1400

(Registrant’s telephone number, including area code)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

(b)	Voting Results.

At the Annual Meeting of Stockholders of Rand Worldwide, Inc. (the “Company”) held on November 9, 2011, the stockholders voted on: (i) the election of seven director nominees (Proposal 1); and (ii) the approval of an amendment to the Company’s 2002 Stock Option Plan increasing the number of shares of common stock of the Company, par value $0.01, authorized for issuance under such plan by 3,700,000 (Proposal 2). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 – To elect seven individuals to serve as director of the Company until the 2012 Annual Meeting of Stockholders –

	For	Withheld	Abstain	Broker Non-Votes
Richard A. Charpie	41,890,424	98,250	34,015	0
George M. Davis	41,890,424	98,506	34,015	0
Marc L. Dulude	41,890,424	98,250	34,015	0
Eugene J. Fischer	41,888,402	98,452	34,015	0
Suzanne E. MacCormack	41,890,424	98,250	34,015	0
Manu Parpia	41,890,424	98,250	34,015	0
Charles D. Yie	41,890,424	98,250	34,015	0

Proposal 2 – To approve an amendment to the 2002 Stock Option Plan to increase the maximum number of shares of common stock that may be issued under such plan by 3,700,000.

For	Against	Abstain	Broker Non-Votes
37,153,136	3,115,599	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAND WORLDWIDE, INC.

Date: November 16, 2011	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
President and Chief Financial Officer